EXHIBIT G

JOINT FILING AGREEMENT

Redbox Entertainment Inc.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13D and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 3, 2021.

REDWOOD HOLDCO, LP

By:	/s/ Kavita Suthar
Name:	Kavita Suthar
Title:	Chief Financial Officer, Treasurer and Secretary

REDWOOD GP, LLC

By:	/s/ Kavita Suthar
Name:	Kavita Suthar
Title:	Chief Financial Officer, Treasurer and Secretary

New OUTERWALL, INC.

By:	/s/ Reed Rayman
Name:	Reed Rayman
Title:	Director

AP VIII ASPEN HOLDINGS, L.P.

By:	AP VIII Aspen Holdings GP, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

AP VIII ASPEN HOLDINGS GP, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO MANAGEMENT VIII, L.P.

By:	AIF VIII Management, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

AIF VIII MANAGEMENT, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President